UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
September 9, 2013

HEMISPHERX BIOPHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	0‑27072	52-0845822
(state or other juris-	(Commission	(I.R.S. Employer
diction of incorporation)	File Number)	(Identification No.)

1617 JFK Boulevard, Suite 500, Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (215) 988-0080

1617 JFK Boulevard, Suite 660, Philadelphia, PA 19103
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 8.01 Other Events.

On September 9, 2013, we amended our Restated and Amended By-Laws (the “By-Laws”) in accordance with a directive of our Board of Directors to reduce the quorum, solely for the 2013 annual meeting of stockholders, from holders of a majority in voting power of the outstanding shares of stock to the holders of one-third in voting power of the outstanding shares of stock. The reason for the reduced quorum is the concern that we will not be able to obtain the usual 50% quorum and the 2013 annual meeting will have to be postponed. With approximately 40% of our shares being held by persons or organizations in Europe, we historically have had difficulty obtaining a quorum.

The foregoing description is qualified in its entirety by reference to the amendment approved by the Board as contained in the Restated and Amended Bylaws, a copy of which is attached hereto and incorporated herein as Exhibit 3.1 to this Form 8-K.

Item 9.01.    Financial Statements and Exhibits.

(c) Exhibits:

3.1	Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEMISPHERX BIOPHARMA, INC.

September 12, 2013	By:	/s/ Charles T. Bernhardt
Charles T. Bernhardt
Chief Financial Officer

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